                                                                      EXHIBIT 11

SUMMARY OF THE CALCULATION OF EPS

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations:

                              THREE MONTHS ENDED MARCH 31, 1998            THREE MONTHS ENDED MARCH 31, 1997
                          ------------------------------------------   ------------------------------------------
                              INCOME          SHARES       PER SHARE       INCOME          SHARES       PER SHARE
                           (NUMERATOR)     (DENOMINATOR)    AMOUNT      (NUMERATOR)     (DENOMINATOR)    AMOUNT
                          --------------   -------------   ---------   --------------   -------------   ---------
                          (IN THOUSANDS)                               (IN THOUSANDS)
BASIC EPS
  Income before items
     below..............     $ 3,767         5,874,054      $ 0.64         $1,210         3,446,735      $ 0.35
  Preferred
     Securities.........      (1,872)                        (0.32)          (454)                        (0.13)
                             -------                        ------         ------                        ------
  Net Income............     $ 1,895                        $ 0.32         $  756                        $ 0.22
                             =======                        ======         ======                        ======
EFFECT OF DILUTIVE
  SECURITIES
  Options...............                       336,473                                      344,175
  Warrants..............                     1,571,087                                    1,455,609
DILUTED EPS
  Income before items
     below..............     $ 3,767         7,781,614      $ 0.48         $1,210         5,246,519      $ 0.23
  Preferred
     Securities.........      (1,872)                        (0.24)          (454)                        (0.09)
                             -------                        ------         ------                        ------
  Net Income............     $ 1,895                        $ 0.24         $  756                        $ 0.14
                             =======                        ======         ======                        ======